Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-251497, 333-235655, 333-221972, 333-212114, and 333-203153) on Form S-3 and the registration statements (Nos. 333-258509, 333-254039, 333-237156, 333-230287, 333-224872, 333-219936, 333-211009, 333-203154, and 333-193662) on Form S-8 of Eiger BioPharmaceuticals, Inc. of our report dated March 10, 2022, with respect to the consolidated financial statements of Eiger BioPharmaceuticals, Inc.

/s/ KPMG LLP

San Francisco, California

March 10, 2022